EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To Thermo TerraTech Inc.:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 9, 1995 (except with respect to the matters discussed in Note 14 as to which the date is June 2, 1995) included in Thermo Terra Tech Inc.'s (formerly Thermo Process Systems Inc.) Form 10-K for the year ended April 1, 1995 and to all references to our firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts
        December 21, 1995